UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2005

ADESA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-32198	35-1842546
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard
Carmel, Indiana 46032
(Address of principal executive offices)
(Zip Code)

(800) 923-3725
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective as of July 8, 2005, Amendment No. 2 (the “Amendment”) to that certain Second Amended and Restated Receivables Purchase Agreement (the “Agreement”) was entered into by and among AFC Funding Corporation, an ultimate subsidiary of ADESA, Inc. (“ADESA”), Automotive Finance Corporation, an ultimate subsidiary of ADESA, Fairway Finance Company, LLC, Harris Nesbitt Corp. and XL Capital Assurance Inc. (the “Insurer”).

The Amendment: (i) extends the termination of the Agreement to June 30, 2008 from January 31, 2006; (ii) changes the calculation of certain eligibility requirements under the definition of “Eligible Receivable”; (iii) adds the name of a customer to the definition of “Special Obligor”; (iv) removes all references to the insurance policy and agreement with the Insurer as a result of the termination of such insurance policy and agreement; and (v) changes the computation to determine the undivided percentage ownership interest under the definition of “Participation”.

The above description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to ADESA’s Quarterly Report of Form 10-Q for the quarter ending on September 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 14, 2005	ADESA, INC.

	By:	/s/ Cameron C. Hitchcock
Cameron C. Hitchcock
Executive Vice President and
Chief Financial Officer